ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140204391-56
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/19/2014 9:30 AM
	Entity Number E0149912014-7

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: WIGI4YOU INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: State Agent and Transfer Syndicate, Inc. (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
112 North Curry Street	Carson City	Nevada	89703
Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:* -0-

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Revivo Omri (Name)
112 North Curry Street (Street Address) — Carson City (City) — NV (State) — 89703 (Zip Code)

2) Name
Street Address — City — State — Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: Any lawful purpose.

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Revivo Omri (Name) — X [signature] Incorporator Signature

112 North Curry Street (Address) — Carson City (City) — NV (State) — 89703 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 3/19/14 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

ARTICLES OF INCORPORATION
OF
WIGI4YOU INC.

9. Acquisitions of Controlling Interest and Interested Stockholders

9.1 Acquisition of Controlling Interest. The corporation elects not to be governed by NRS 78.378 to 78.3793.

9.2 Combinations with Interested Stockholders. The corporation elects not to be governed by NRS 78.411 to 78.444.

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